EXHIBIT 32.1

CERTIFICATION

          Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of Spartan Stores, Inc. (the "Company") that the Quarterly Report of the Company on Form 10-Q for the accounting period ended September 11, 2010 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

          This Certificate is given pursuant to 18 U.S.C. § 1350 and for no other purpose.
Dated: October 14, 2010	/s/ Dennis Eidson
Dennis Eidson President and Chief Executive Officer

Dated: October 14, 2010	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

          A signed original of this written statement has been provided to Spartan Stores, Inc. and will be retained by Spartan Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.